EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
On April 9, 2024, Insight Venture Partners IX, L.P., Insight Venture Partners IX (Co-Investors), L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. (collectively, the “Insight IX Funds”) distributed an aggregate of 2,138,965 shares of common stock of nCino, Inc. (the “Issuer”), par value $0.0005 per share (the “Shares”) to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities (the “Insight IX Funds Distribution”). The respective partners of the Insight IX Funds did not furnish any consideration in exchange for shares received in connection with the Insight IX Funds Distribution.

(2)
In connection with the Insight IX Funds Distribution, Insight Venture Associates IX, L.P. (“IVA IX LP”), the general partner of each of the Insight IX Funds, acquired direct ownership of  232,122  Shares, Insight Venture Partners IX (Class A), L.P. (“IVP IX Class A”), an entity controlled by Insight Holdings Group, LLC (“Holdings”), acquired direct ownership of 73,447 Shares, and NV Secondary L.P. (“NV Secondary”), an entity controlled by Holdings, acquired direct ownership of 6,683 Shares. The respective partners of the Insight IX Funds, including IVA IX LP, IVP IX Class A and NV Secondary, did not furnish any consideration in exchange for the Shares received in connection with the Insight IX Funds Distribution.

(3)
On April 9, 2024, IVA IX LP distributed 257,662 Shares pro rata to its partners (including 14,686 Shares to IVP (Rome), L.P. (“IVP Rome”), an entity controlled by Holdings, which further distributed such Shares pro rata to its partners), IVP IX Class A distributed 73,447 Shares pro rata to its partners (including 25,540 Shares to IVA IX LP, which further distributed such Shares pro rata to its partners as described herein) and NV Secondary distributed 6,683 Shares pro rata to its partners, in each case, in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities. The respective partners of IVA IX LP, IVP IX Class A, NV Secondary and IVP Rome did not furnish any consideration in exchange for the Shares received in connection with such distribution.

(4)	Held directly by Insight Venture Partners IX, L.P.
(5)	Held directly by Insight Venture Partners IX (Co-Investors), LP.
(6)	Held directly by Insight Venture Partners (Cayman) IX, L.P.
(7)	Held directly by Insight Venture Partners (Delaware) IX, L.P.